Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239073 on Form S-3 and Registration Statement No. 333-259173 on Form S-8 of our reports dated February 21, 2023, relating to the financial statements of iStar Inc. and the effectiveness of iStar Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 21, 2023